UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Pliant Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)
Not Applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PLIANT THERAPEUTICS, INC.
260 Littlefield Avenue
South San Francisco, CA 94080
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 16, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Pliant Therapeutics, Inc. will be held on Thursday, June 16, 2022 at 8:30 a.m. Pacific Time. The meeting will be held in a virtual format. Stockholders may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/PLRX2022. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. The purpose of the Annual Meeting is the following:
1.
To elect two class II directors named in this proxy statement to our board of directors, to serve until the 2025 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal;

2.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;
3.	To elect, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving named executive officer compensation;
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only Pliant Therapeutics, Inc. stockholders of record at the close of business on April 20, 2022 will be entitled to vote during the Annual Meeting and any adjournment or postponement thereof.
We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2021 Annual Report to Stockholders (the “2021 Annual Report”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report. This process allows us to provide our stockholders with necessary information on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important. Whether or not you are able to attend the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting. You may vote by submitting your proxy via the Internet, by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the virtual Annual Meeting regardless of whether you attend.
On behalf of the board of directors, thank you for your participation in this important annual process.
By order of the board of directors,

Mike Ouimette
General Counsel and Corporate Secretary
South San Francisco, CA
April 29, 2022

Page
GENERAL INFORMATION	1
PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS	5
CORPORATE GOVERNANCE	10
DIRECTOR COMPENSATION	17
PROPOSAL NO. 2 – TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION	19
PROPOSAL NO. 3 – TO ELECT, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING NAMED EXECUTIVE OFFICER COMPENSATION	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	34
PRINCIPAL STOCKHOLDERS	36
DELINQUENT SECTION 16(a) REPORTS	38
PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS PLIANT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	39
REPORT OF THE AUDIT COMMITTEE	40
HOUSEHOLDING	40
STOCKHOLDER PROPOSALS	40
OTHER MATTERS	41
i

PLIANT THERAPEUTICS, INC.
260 Littlefield Avenue
South San Francisco, CA 94080
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2022
This proxy statement contains information about the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Pliant Therapeutics, Inc. (the “Company”), which will be held on Thursday, June 16, 2022 at 8:30 a.m. Pacific Time. To protect the health and safety of our stockholders, employees, directors, and community in light of the COVID-19 pandemic, the 2022 Annual Meeting will be a virtual stockholders meeting held on the Internet at www.virtualshareholdermeeting.com/PLRX2022. The board of directors of the Company (the “Board”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Pliant,” “Company,” “we,” “us,” and “our” refer to Pliant Therapeutics, Inc. The mailing address of our principal executive offices is 260 Littlefield Avenue, South San Francisco, CA 94080. Information made available on our website is not incorporated by reference into this proxy statement.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our proxy tabulator written notice to that effect. Such written notice should be delivered by mail to Proxy Tabulator for Pliant Therapeutics, Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021 available to stockholders on or about April 29, 2022.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 16, 2022:

This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov, or on the Investors & Media section of our website at https://ir.pliantrx.com.

PLIANT THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2021 Annual Report to Stockholders (the “2021 Annual Report”) will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2022. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2022 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2021 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our board of directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 20, 2022.
How many votes can be cast by all stockholders?
There were 36,169,468 shares of our common stock, par value $0.0001 per share, outstanding on April 20, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
Where will the Annual Meeting be held this year?
The Annual Meeting will be held virtually. The virtual format will enable us to support the health and well-being of our stockholders, employees and directors in light of the continuing impact of the COVID-19 pandemic, while providing access to the Annual Meeting for our stockholders regardless of geographic location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. In order to attend the virtual Annual Meeting, vote your shares and ask questions, stockholders of record as of April 20, 2022 can access the meeting at www.virtualshareholdermeeting.com/PLRX2022.

To join the Annual Meeting, you will need to have your 16-digit control number, which is included on the Notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
If you are logged in as a stockholder at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.” Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting.
The meeting will begin promptly at 8:30 a.m. Pacific Time on Thursday, June 16, 2022. You may access the meeting platform beginning at 8:15 a.m. Pacific Time, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly. On the meeting day, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number posted on the Annual Meeting login page.
Even if you plan to attend the Annual Meeting virtually, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
What are the proposals to be voted on this year?
The purpose of the Annual Meeting is the following:
1.
To elect two class II directors named in this proxy statement to our board of directors, to serve until the 2025 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal;

2.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“say-on-pay”);
3.	To elect, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving named executive officer compensation (“say-on-frequency”);
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
•
Online during the Annual Meeting. You may vote during the virtual Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PLRX2022. If you hold your shares through a bank or broker and wish to vote at the virtual Annual Meeting, you must obtain a valid proxy from the firm that holds your shares. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on the Notice and your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

•
By Internet or Telephone prior to the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice. In order to be counted, proxies submitted by Internet or by telephone must be received by the cutoff time of 11:59 p.m. Eastern Time on June 15, 2022.

•
By Mail prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the board of directors recommends: “For” the election of two (2) class II directors (Proposal No. 1); “For” the approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (say-on-pay) (Proposal No. 2); every “One Year” as the frequency of future say-on-pay votes (Proposal No. 3); “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 4); and in accordance with the best judgment of the proxy holders for any other matters properly brought before the meeting, if any.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 15, 2022, (2) attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our proxy tabulator prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be delivered by mail to Proxy Tabulator for Pliant Therapeutics, Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws (“bylaws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How many votes are required to approve the proposals?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) or bylaws. Accordingly, this is the voting standard that will apply for Proposal Nos. 2 and 4. For Proposal No. 3, the say-on-frequency vote, the choice of frequency receiving the highest number of votes will be considered our stockholders’ recommendation. The Board has approved a frequency of every one year for future say-on-pay votes, subject to the same frequency receiving the highest number of votes from stockholders at the Annual Meeting.
Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.
What is a broker non-vote?
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. The election of directors and Proposal Nos. 2 and 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for such proposals, and a broker “non-vote” will occur. Proposal No. 4, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Note about forward-looking statements
This proxy statement contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy and growth plans.
Any forward-looking statements in this proxy statement are based on our current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of the date of this proxy statement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our development timeline and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, the risk that any one or more of our product candidates will not be successfully developed or commercialized, the risk of cessation or delay of our or our collaborators’ ongoing or planned clinical trials, and risks relating to our capital requirements and needs for additional financing.

PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Charles Homcy, M.D, a class II director, will be retiring from the board of directors effective as of the Annual Meeting. Accordingly, immediately following the Annual Meeting, the size of the board of directors will be reduced to eight. The members of the classes are divided as follows:
•	the class I directors are Hoyoung Huh, M.D., Ph.D., Neil Exter, MBA and David Pyott, MA, MBA, with current terms expiring at the Annual Meeting of Stockholders to be held in 2024;
•	the class II directors standing for election are John Curnutte, M.D., Ph.D. and Smital Shah with current terms expiring at the Annual Meeting; and
•	the class III directors are Bernard Coulie, M.D., Ph.D., Gayle Crowell and Suzanne Bruhn, Ph.D., with current terms expiring at the Annual Meeting of Stockholders to be held in 2023.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our board of directors has nominated each of John Curnutte, M.D., Ph.D. and Smital Shah to stand for election as class II directors. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.
Nominees for Election as Class II Directors
The following table and narrative information identifies our nominees for class II directors, and sets forth their principal occupation and business experience during the last five years and their ages.
Name	Principal Occupation	Director Since	Age
John Curnutte, M.D., Ph.D.	Retired, previously Executive Vice President of Research and Development at Portola Pharmaceuticals, Inc.	2017	70
Smital Shah	Chief Business and Financial Officer at ProQR Therapeutics NV	2019	45
John Curnutte, M.D., Ph.D., has served as a member of our board of directors since August 2017. From February 2011 through his retirement in May 2019, Dr. Curnutte served as Executive Vice President of Research and Development at Portola Pharmaceuticals, Inc., a biopharmaceutical company developing product candidates for thrombosis and other hematologic diseases. He remains as a consultant to Portola/Alexion. Prior to that, Dr. Curnutte served as the Chief Executive Officer of 3-V Biosciences, Inc., a biotechnology company. Earlier in his career, he served as a President of Schering-Plough Biopharma and previously held several senior management positions at Genentech, Inc., a biotechnology company. Prior to Genentech, Dr. Curnutte was a tenured faculty member at The Scripps Research Institute, pursuing basic and clinical research in inflammation biochemistry and the molecular genetics of congenital immune deficiencies. He was an adjunct clinical professor of pediatrics at Stanford University School of Medicine and a member of the medical staff from 1993 to 2013. From May 2015 to June 2016, Dr. Curnutte served as a member of the board of directors of Diadexus, Inc., a cardiovascular diagnostics company. Since August 2019, he has served as a member of the board of directors of Orchard Therapeutics, a company focused on hematopoietic stem cell gene therapy. Dr. Curnutte holds a B.S. in Biochemistry and Molecular Biology from Harvard University and an M.D. and a Ph.D. in Biological Chemistry from Harvard Medical School. We believe Dr. Curnutte is qualified to serve on our board of directors based on his extensive experience in the biopharmaceutical industry, including his operational experience in drug discovery and development.
Smital Shah has served as a member of our board of directors since March 2019. Since October 2014, Ms. Shah has served in roles of increasing responsibility at ProQR Therapeutics NV, a rare disease company, including as Chief Financial Officer until 2018 and as Chief Business and Financial Officer since 2018. Previously, Ms. Shah managed the multi-billion-dollar debt, cash and investment portfolios of Gilead Sciences,

Inc. Prior to Gilead, she was an investment banker at Leerink Partners and JP Morgan focused on capital raising and strategic transactions in the biotechnology space. Previously, Ms. Shah held various research and development roles at Johnson & Johnson Company. She holds a B.S. in Chemical Engineering from the University of Mumbai, a M.S. in Chemical Engineering from Virginia Tech and an MBA from the University of California, Berkeley Haas School of Business. We believe Ms. Shah is qualified to serve on our board of directors due to her extensive experience in the life sciences industry and her leadership experience as a senior financial executive.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The board of directors recommends voting “FOR” the election of John Curnutte, M.D., Ph.D. and Smital Shah as the class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2025.
Directors Continuing in Office
The following table and narrative information identifies our directors continuing in office, and sets forth their principal occupation and business experience during the last five years and their ages.
Name	Principal Occupation	Director Since	Class and Year in Which Term Will Expire	Age
Hoyoung Huh, M.D., Ph.D.	Retired, previously Managing Director of Konus Advisory Group, Inc.	2017	Class I—2024	52
Neil Exter, MBA	Partner at Third Rock Ventures	2015	Class I—2024	63
David Pyott, MA, MBA	Previously Chief Executive Officer of Allergan, Inc.	2021	Class I—2024	68
Bernard Coulie, M.D., Ph.D.	President, Chief Executive Officer of the Company	2016	Class III—2023	56
Gayle Crowell	Previously Chief Executive Officer of RightPoint Software	2019	Class III—2023	71
Suzanne Bruhn, Ph.D.	President and Chief Executive Officer of Tiaki Therapeutics	2016	Class III—2023	58
Class I Directors (Terms Expire at 2024 Annual Meeting of Stockholders)
Hoyoung Huh, M.D., Ph.D., has served as Lead Director of our board of directors since December 2017. He is the founder of pH Pharma and Healthcare & Humanity Foundation. Dr. Huh was a Managing Director of Konus Advisory Group, Inc. from January 2012 to September 2014. Prior to founding Konus Advisory Group, Inc., Dr. Huh was Chief Executive Officer and Chairman of the board of directors of BiPar Sciences, Inc. from February 2008 until December 2010. In addition, Dr. Huh has been involved in the formation, management and board positions of multiple biotechnology and innovation-based companies. He previously served as the Chairman of the board of directors of Geron Corporation from September 2011 to December 2018, and CytomX Therapeutics, Inc. from February 2012 to December 2018, a member of the board of directors of Rezolute, Inc. (f/k/a AntriaBio, Inc.) from 2013 to January 2019, the Chairman of the board of directors of Epizyme, Inc. from October 2009 to February 2012, and as a member of the board of directors of Facet Biotech Corporation, Nektar Therapeutics, Inc., Addex Therapeutics Ltd. and EOS, S.p.A (Milano, Italy). Earlier in his career, Dr. Huh was a partner at McKinsey & Company. He holds A.B. in Biochemistry from Dartmouth College, an M.D. from Cornell University Medical College and a Ph.D. in Cell Biology and Genetics from Cornell University Sloan Kettering Institute. We believe Dr. Huh is qualified to serve on our board of directors based on his significant leadership experience in and familiarity with the biopharmaceutical industry.
Neil Exter, MBA, has served as a member of our board of directors since June 2015. He has been a partner at Third Rock Ventures, a healthcare venture firm, since November 2007. Mr. Exter has more than 30 years of business development, strategy and operating management experience, across the spectrum of emerging and established biotech and technology companies. Prior to joining Third Rock Ventures, Mr. Exter was CBO of

Alantos Pharmaceuticals and led the sale of that company to Amgen. Previously, he served as Vice President of Business Development for Millennium Pharmaceuticals. Mr. Exter presently is a board member of Cedilla Therapeutics, Element Science, Goldfinch Bio, Revolution Medicines, Celsius Therapeutics, and Decibel Therapeutics; he previously served as a director of Rhythm Pharmaceuticals, Motus, CytomX and Cibiem. He is a member of the investment committee of the Innovation Research Fund at Partners Healthcare. He holds an MBA as a Baker Scholar from Harvard Business School, an M.S. from Stanford University, and a B.S. from Cornell University. We believe that Mr. Exter’s extensive experience in the life sciences industry as a venture capitalist and senior executive, as well as his service on the boards of directors of numerous biotechnology companies provide him with the qualifications to serve as a director of our company.
David Pyott, MA, MBA, has served as a member of our board of directors since January 2021. He most recently served as chairperson and Chief Executive Officer of Allergan, Inc. Prior to Allergan, he held the role of Head of the Novartis Nutrition Division and served as a member of the Executive Committee of Switzerland-based Novartis AG. He currently serves as a member of the Board of Directors of Alnylam Pharmaceuticals and BioMarin Pharmaceutical, and is a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health technology company. He serves as deputy chairperson of the Governing Board of the London Business School, a Trustee of the California Institute of Technology and President of the Ophthalmology Foundation. He holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School. We believe Mr. Pyott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry.
Class III Directors (Terms Expire at 2023 Annual Meeting of Stockholders)
Bernard Coulie, M.D., Ph.D., MBA, has served as our Chief Executive Officer and as a Director since February 2016. Prior to joining Pliant, Dr. Coulie cofounded ActoGeniX N.V., a biopharmaceutical company, and held roles of increasing responsibility there, including as Vice President R&D, Chief Medical Officer, and Chief Executive Officer, from September 2006 until February 2015, when it was acquired by Intrexon Corporation. Prior to cofounding ActoGeniX, Dr. Coulie held various positions with increasing responsibilities in drug discovery and clinical development at Johnson & Johnson Pharmaceutical Research and Development Europe. Dr. Coulie previously served as a director of ActoGeniX from April 2010 until February 2015, Biogazelle N.V. from July 2015 until November 2018, Myoscience from June 2016 until March 2019. Dr. Coulie is currently serving as a director and Chairman of Calypso BV and is a member of the Board of Directors of SQZ Biotechnologies, a publicly-traded cell therapy biotechnology company. Dr. Coulie holds an M.D. and Ph.D. from the University of Leuven, Belgium and an MBA from the Vlerick Management School, Leuven, Belgium. We believe that Dr. Coulie is qualified to serve on our board of directors based on our review of his experience and expertise in operations management and executive leadership at various biopharmaceutical companies.
Gayle Crowell, has served as a member of our board of directors since December 2019. Ms. Crowell serves as a member of the board of directors of Envestnet, Inc., a role she has held since March 2016. Prior to that she served as lead independent director of Yodlee, Inc. from March 2014 and as a member of the Yodlee, Inc. board of directors from July 2002 until November 19, 2015, when Yodlee, Inc. was acquired by Envestnet. Ms. Crowell also previously served as a director of ResMan, a property management SaaS platform provider, from August 2020 until its acquisition by Inhabit IQ in August 2021. Ms. Crowell served as an operational business consultant for Warburg Pincus LLC, a private equity firm, from June 2001 to January 2019. Ms. Crowell served as the CEO of RightPoint Software from 1998 to 2000 when it was acquired by E.piphany, Inc., a developer of customer relationship management software. From January 2000 to June 2001, Ms. Crowell served as president and board member of E.piphany, which was acquired by SSA Global Technologies, Inc. in September 2005. Ms. Crowell also currently serves on the board of directors of Hercules Technology Growth Capital since February 4, 2019, GTreasury, a treasury and risk management platform provider, since April 14, 2021 and Instinct Science, a cloud-based record management system for veterinary offices and hospitals, where Ms. Crowell serves as Executive Chairman, since April 2022. Ms. Crowell has extensive director experience as a public and private board member, having served as a chairperson, lead director or independent director for over twenty-five public and private corporations driving value creation at the highest level for customers, employees and shareholders alike. Ms. Crowell is also currently the chair of the compensation committee for Hercules Technology Growth Capital, the compliance and info security committee for Envestnet and our own nominating and governance committee. Ms. Crowell also serves on our audit committee and chairs our nominating and corporate governance committee, and on the compensation committee, nominating and governance committee and chairs the information security committee at Envestnet. Ms. Crowell received an undergraduate degree in education from the University of Nevada at Reno. We believe Ms. Crowell is qualified to serve on our board of directors based on her extensive leadership experience as a board member and senior executive of other private and public companies.
Suzanne Bruhn, Ph.D., has served as a member of our board of directors since July 2016. Dr. Bruhn currently serves as President and Chief Executive Officer of Tiaki Therapeutics, a preclinical biotechnology company, since May 2019. Prior to that, Dr. Bruhn served as President and Chief Executive Officer of Proclara Biosciences, Inc, a clinical-stage biotechnology company, from April 2017 until September 2018. Prior to Proclara, Dr. Bruhn served as President and Chief Executive Officer of Promedior, Inc., a private clinical-stage biotech company developing targeted therapies to treat diseases involving fibrosis, from May 2012 until November 2015. She currently also serves on the board of directors of Travere Therapeutics, Inc., a publicly traded pharmaceutical company, from April 2020. She previously served as a member of the board of directors of Aeglea BioTherapeutics, Inc, a publicly traded biotherapeutics company, from February 2017 through August 2020, Novelion Therapeutics, Inc, a publicly traded pharmaceutical company, from October 2017 through January 2020, Raptor Pharmaceuticals Corp., a publicly traded pharmaceutical company, from April 2011 until it was acquired by Horizon Pharma plc in October 2016, and Avalo Therapeutics, Inc. (fka Cerecor Inc.), a publicly traded pharmaceutical company from April 2020 to December 2021. She holds a B.S. in Chemistry from Iowa State University and a Ph.D. in Chemistry from Massachusetts Institute of Technology and completed her postdoctoral fellowship in the department of human genetics at Harvard Medical School. We believe Dr. Bruhn is qualified to serve on our board of directors based on her extensive expertise and experience in the biopharmaceutical industry, including her expertise in the development of treatments for rare diseases and diseases involving fibrosis.
Executive Officers
The following table identifies our executive officers and sets forth their current positions at the Company and their ages, other than for Bernard Coulie, M.D., Ph.D., our President and Chief Executive Officer. Such information for Dr. Coulie is provided above under “Directors Continuing in Office.”
Name	Position Held with Pliant	Officer Since	Age
Keith Cummings, M.D., MBA	Chief Financial Officer	2018	45
Hans Hull, J.D.	Chief Business Officer	2016	47
Éric Lefebvre, M.D.	Chief Medical Officer	2018	58
Mike Ouimette, J.D.	General Counsel & Corporate Secretary	2020	49
Keith Cummings, M.D., MBA, has served as our Chief Financial Officer since December 2018. Prior to joining Pliant, Dr. Cummings served as a Director in the Investment Banking Healthcare Group at Citigroup Global Markets from September 2014 until December 2018. Prior to joining Citigroup, Dr. Cummings worked at Lehman Brothers and, subsequently, at Barclays Investment Bank from August 2009 to September 2014, where he served as a vice president of investment banking. He holds a B.S. in Biochemistry from North Carolina State University, an MBA from Duke University’s Fuqua School of Business and an M.D. from Duke University School of Medicine.
Hans Hull, J.D., has served as our Chief Business Officer since March 2016. Prior to joining Pliant, Mr. Hull held roles of increasing responsibility at Avalanche Biotechnologies, Inc., a biopharmaceutical company, from March 2011 until December 2015, including Vice President, Legal and Corporate Development, then Senior Vice President, Business Operations, and interim President, and then Chief Executive Officer. Prior to Avalanche, from May 2008 to December 2011, he served as a legal and business development consultant for life sciences companies, including Second Genome, a biotechnology company, and Aprecia Pharmaceuticals. Mr. Hull was also the Vice President and General Manager and then Chief Executive Officer of Orthobond Corporation, a medical device startup from March 2005 to April 2008. Mr. Hull also had an earlier career as an intellectual property attorney at Heller Ehrman LLP and life science consultant at ZS Associates. He holds an A.B. in Chemistry from Princeton University and a J.D. from the University of California, Berkeley.

Éric Lefebvre, M.D., has served as our Chief Medical Officer since May 2018. Prior to joining us, Dr. Lefebvre served as the Vice President of Allergan plc, a global pharmaceutical company, from November 2016 until April 2018. Prior to Allergan, Dr. Lefebvre served as Chief Medical Officer of Tobira Therapeutics, Inc., a clinical-stage biopharmaceutical company, from January 2012 until November 2016. Dr. Lefebvre also led global clinical development and global medical affairs at Janssen Pharmaceuticals for 10 years prior to starting his pharmaceutical career at GlaxoSmithKline Canada. This was preceded by 15 years of providing primary care at Clinique Medicale L’Actuel in Montreal, Canada. Dr. Lefebvre has served as a member of the board of directors of CymaBay Therapeutics, a publicly traded biopharmaceutical company, since March 2022. He holds a B.S. in Health Sciences from Edouard-Montpetit College and an M.D. from the University of Montreal.
Mike Ouimette, J.D., has served as our General Counsel and Corporate Secretary since October 2020. Prior to joining us, Mr. Ouimette served at Portola Pharmaceuticals from 2014 to 2020, most recently as its Vice President and Assistant Secretary, Legal. His prior roles include Senior Corporate Counsel and Assistant Secretary of Onyx Pharmaceuticals, and Partner at the law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Ouimette received his J.D. from the University of California, Los Angeles School of Law, and A.B. from the University of California, Davis.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities, and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.
•	The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.
•	The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.
•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
In accordance with applicable listing standards of Nasdaq Stock Market LLC (“Nasdaq”), our board of directors has determined that all members of the board of directors, except Dr. Coulie, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Coulie is not an independent director under these rules because he is an executive officer of the Company. Our board of directors additionally evaluates the members of our Audit Committee and Compensation Committee under the criteria described in Rule 10A-3 and 10C-1, respectively, under the Exchange Act.
Board Committees
Our board of directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. Each of the Audit Committee,

Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of our Committees is posted on the Investors & Media section of our website, https://pliantrx.com.
Audit Committee
Smital Shah, Gayle Crowell and David Pyott, MA, MBA, currently serve on the Audit Committee, which is chaired by Ms. Shah. Our board of directors has determined that each of the members of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our board of directors has designated each of Ms. Shah and Mr. Pyott as an “audit committee financial expert,” as defined under the applicable Nasdaq rules. The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing material related person transactions for potential conflict of interest situations and approving such transactions; and
•
at least annually, review and reassess the adequacy of the Audit Committee charter and recommend to the board of directors any amendments or modifications to the charter that the Audit Committee deems appropriate.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee
Suzanne Bruhn, Ph.D., John Curnutte, M.D., Ph.D., Neil Exter, MBA, and David Pyott, MA, MBA, currently serve on the Compensation Committee, which is chaired by Dr. Bruhn For 2022, our board of directors has determined that each of the members of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:
•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they remain supportive of our business objectives;
•	reviewing the performance of our Chief Executive Officer and approving the compensation of our Chief Executive Officer;
•	reviewing the performance of our other executive officers, and approving the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving structures and guidelines for various incentive compensation and benefit plans;
•	reviewing and recommending to the board of directors the compensation of our outside directors;
•	preparing the Compensation Committee Report and Compensation Discussion and Analysis to be included as part of the Company’s annual proxy statement or Annual Report on Form 10-K;
•
reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters, which advisors assist our management, the Compensation Committee and our board of directors (as applicable) in reviewing and setting compensation for our personnel; and

•
at least annually, review and reassess the adequacy of the Compensation Committee charter and recommend to the board of directors any amendments or modifications to the charter that the Compensation Committee deems appropriate.

Nominating and Corporate Governance Committee
Gayle Crowell, Hoyoung Huh, M.D., Ph.D., and Suzanne Bruhn, Ph.D. currently serve on the Nominating and Corporate Governance Committee, which is chaired by Ms. Crowell. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
keep apprised of legislative and regulatory developments and other important corporate governance issues and trends in corporate governance practices, including proxy advisory firm policies and recommendations and ESG matters, including associated risks;

•	overseeing the evaluation of our board of directors; and
•
at least annually, review and reassess the adequacy of the Nominating and Corporate Governance Committee charter and corporate governance guidelines and recommend to the board of directors any amendments or modifications to these documents that the Nominating and Corporate Governance Committee deems appropriate.

The Nominating and Corporate Governance Committee considers candidates for board of director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Nominating and Corporate Governance Committee recommends director candidates to the board of directors for approval and nominations are then made by the full board of directors. Members of the board of directors and management are requested to take part in the process as appropriate.
The Nominating and Corporate Governance Committee may identify candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors.
Although we do not have a formal policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background, race and gender is generally among the factors considered. Our priority in selection of board members is identification of members who will further the interests of our stockholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the board of directors.
Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Research and Development Committee
In addition to our three standing committees of the board of directors described above, we have also established a research and development committee. John Curnutte, M.D., Ph.D. and Charles Homcy, M.D. serve on the research and development committee, which is chaired by John Curnutte, M.D., Ph.D. The purpose of the research and development committee is to assist us in evaluating research and development issues and decisions and to provide to the Board a detailed perspective on research and development efforts. The Research and Development Committee operates in an advisory capacity and the Board has not delegated any of its decision-making authority to this Committee.
Board and Committee Meetings Attendance
The full board of directors met five times during 2021. During 2021, (i) Smital Shah, Suzanne Bruhn, Ph.D. and Gayle Crowell served as members of the Audit Committee, which met four times, (ii) Suzanne Bruhn, Ph.D., John Curnutte, M.D., Ph.D., Neil Exter, MBA, served as members of the Compensation Committee, which met five times, and (iii) Gayle Crowell, Hoyoung Huh, M.D., Ph.D., and Charles Homcy, M.D. served as members of the Nominating and Corporate Governance Committee, which met five times. During 2021, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
We encourage our directors to attend our annual stockholder meetings. Each member of our board of directors was in attendance at the 2021 Annual Meeting of Stockholders, which was held virtually.
Board Diversity Matrix
The table below provides information regarding certain diversity attributes of our Board members and nominees as of April 29, 2022, with categories as set forth by Nasdaq Listing Rule 5605(f).
Board Diversity Matrix
Total Number of Directors: 9
	Female	Male
Gender Identity
Directors	3	6
Demographic Background
Asian	1	1
White	2	5
Policy on Trading, Pledging and Hedging of Company Stock
Our insider trading policy expressly prohibits our executive officers, directors and designated employees and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Investors & Media–Corporate Governance section of our website, which is located at https://pliantrx.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure
Hoyoung Huh, M.D., Ph.D. is our current Lead Director and Bernard Coulie, M.D., Ph.D. is our current Chief Executive Officer, hence the roles of Lead Director or Chairman and the Chief Executive Officer and president are separated. We believe that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing a lead director of the board to lead the board of directors in its fundamental role of providing strategic advice. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our lead director, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our lead director and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
The Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on substantive discussions or decisions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Cybersecurity
We use security monitoring technologies to monitor and respond to cyber threats. We also regularly engage independent third-party security auditors to test our systems and controls against relevant security standards and regulations. Information security awareness training is mandatory for our employees. Our board of directors is briefed several times each year by management on cybersecurity matters and developments relevant to the Company.
Communication with the Directors of Pliant
Any interested party with concerns about our Company may report such concerns to the board of directors or the lead director of our board of directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Pliant Therapeutics, Inc.
260 Littlefield Avenue
South San Francisco, CA 94080
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Company has also established a toll-free telephone number for the reporting of such activity, which is (855) 722-2298.

Board and Committee Evaluations
The Nominating and Corporate Governance Committee oversees the annual board and committee evaluation process. Generally, the board and each committee conduct self-evaluations through a variety of means, such as written questionnaires or interviews completed by each director and committee member. The anonymous responses are summarized and provided to the board and each committee at their next meetings in order to facilitate an examination and discussion by the board and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The Nominating and Corporate Governance Committee establishes the board and committee evaluation process each year. An independent third party assists in the evaluation process periodically.

DIRECTOR COMPENSATION
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the fiscal year ended December 31, 2021. Dr. Coulie, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Coulie, as a named executive officer of our company, is presented in “Executive Compensation—2021 Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Suzanne Bruhn, Ph.D.(2)	49,875	238,412	—	288,287
Gayle Crowell(3)	49,500	238,412	—	287,912
John Curnutte, M.D., Ph.D.	48,000	238,412	—	286,412
Neil Exter, MBA(4)	40,000	238,412	—	278,412
Charles Homcy, M.D.(5)	40,000	238,412	—	278,412
Hoyoung Huh, M.D., Ph.D.(6)	70,000	238,412	—	308,412
David Pyott, MA, MBA(7)	43,306	711,273	—	992,991
Smital Shah(8)	50,000	238,412	—	288,412
(1)
The amounts reported represent the aggregate grant date fair value of the stock option awards granted to the non-employee directors in the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock option awards reported in this column are set forth in note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by the non-employee directors upon the vesting of the stock option awards or any sale of the underlying shares of common stock.

(2)	As of December 31, 2021, Dr. Bruhn held options to purchase 34,348 shares of our common stock.
(3)	As of December 31, 2021, Ms. Crowell held options to purchase 38,460 shares of our common stock.
(4)	As of December 31, 2021, Mr. Exter held options to purchase 39,859 shares of our common stock.
(5)	As of December 31, 2021, Dr. Homcy held options to purchase 65,042 shares of our common stock.
(6)	As of December 31, 2021, Dr. Huh held options to purchase 13,286 shares of our common stock.
(7)	As of December 31, 2021, Mr. Pyott held options to purchase 39,859 shares of our common stock.
(8)	As of December 31, 2021, Ms. Shah held options to purchase 52,767 shares of our common stock.
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors will be eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:
Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson or lead director of the board of directors	$30,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and corporate governance committee chairperson	$8,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as research and development committee chairperson	$8,000
Annual service as member of the research and development committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to our board of directors, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase 30,000 shares of our common stock on the date of such director’s election or appointment to the board of directors (the “Director Initial Grant”). The Director Initial Grant will vest in substantially equal monthly installments over three years. On the date of each annual meeting of stockholders of our company, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 15,000 shares of common stock (the “Director Annual Grant”). The Director Annual Grant will vest in equal quarterly installments over one year and will vest in full on the earlier of the one-year anniversary of the grant date or on the date of our next annual meeting of stockholders. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of our company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year (the value of equity compensation based on the grant date fair value thereof).
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

PROPOSAL NO. 2 – TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval, on a non-binding advisory basis, of the compensation of our named executive officers during 2021, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.
As discussed in further under the heading “Compensation Discussion and Analysis” in this proxy statement, our executive compensation program is designed to align with the following key objectives with and guiding principles:
Objectives	Pay-for-performance
	•	Align performance goals and executive compensation with stockholder interests
	•	Provide competitive compensation to attract, retain and motivate executive officers
Guiding Principles	•	Allocate a significant portion of total target compensation to incentive-based compensation opportunities
	•	Set incentive plan objectives that the Compensation Committee believes contribute to increased stockholder value
	•	Award a significant portion of total compensation opportunity in the form of equity
	•	Utilize an annual competitive compensation study to guide decisions regarding total and individual compensation components and values
For details on our executive compensation program, we urge you to carefully read the Compensation Discussion and Analysis section of this proxy statement, the 2021 Summary Compensation Table, as well as the other related tables and disclosure.
Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2021 Summary Compensation Table and the other related tables and disclosure.
Although this advisory vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of this say-on-pay vote when making future compensation decisions for our executive officers.
The board of directors recommends voting “FOR” Proposal No. 2 to approve, by non-binding advisory vote, the resolution approving named executive officer compensation.

PROPOSAL NO. 3 – TO ELECT, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF
FUTURE NON-BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING NAMED EXECUTIVE
OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are seeking our stockholders’ vote, on a non-binding advisory basis, on how often we should hold future advisory say-on-pay votes. Stockholders may indicate their preference for future say-on-pay votes to be held at one, two or three year intervals, or may abstain from voting on this proposal. This proposal is commonly known as a “say-on-frequency” vote. The Board has approved a frequency of every “one year” for future say-on-pay votes, subject to the same frequency receiving the highest number of votes from stockholders at the Annual Meeting.
Our Board recommends that stockholders vote, on a non-binding advisory basis, for future say-on-pay votes to be held on an annual basis. Our Board believes that an annual say-on-pay vote will allow our stockholders to provide timely and direct input on our executive compensation program on a more consistent basis, promotes accountability and transparency by enabling the say-on-pay vote to correspond with the most recent executive compensation information presented in our proxy statement for each annual stockholder meeting, and reflects sound corporate governance principles.
Although this advisory vote is non-binding. If the “one year” frequency does not receive the highest number of votes from stockholders at the Annual Meeting, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote in determining the frequency of future say-on-pay votes. Nevertheless, our Board may decide that is in the best interests of stockholders and the Company to hold future say-on-pay votes more or less frequently than the option recommended by our stockholders.
The board of directors recommends voting for every “ONE YEAR” on Proposal No. 3 to elect, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving named executive officer compensation.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2021 and our executive compensation philosophies and objectives.
Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers serving in such roles as of December 31, 2021, and one former executive (collectively, the “Named Executive Officers”). For 2021, our Named Executive Officers were:
Name	Position
Bernard Coulie, M.D., Ph.D.	President, Chief Executive Officer and Director
Keith Cummings, M.D., MBA	Chief Financial Officer
Hans Hull, J.D.	Chief Business Officer
Éric Lefebvre, M.D.	Chief Medical Officer
Mike Ouimette, J.D.	General Counsel & Corporate Secretary
Barbara Howes, MBA*	Former Chief Human Resource Officer
*	Ms. Howes resigned from the Company in October 2021 and did not receive any severance in connection with her departure.
Executive Summary
2021 was a transformative year for the Company as we executed on strategic objectives to advance and expand our portfolio of clinical and preclinical programs. Our key accomplishments during the year included:
•	Positive interim results from Phase 2a PET imaging clinical trial of PLN-74809 in patients with idiopathic pulmonary fibrosis showing high target engagement across multiple dose levels;
•
Successful completion of an extended Phase 1a dose escalation trial of PLN-74809 evaluating single ascending dose (SAD) cohorts up to 640 mg and multiple ascending dose (MAD) cohorts up to 320 mg in healthy volunteers;

•	Authorization by the U.S. FDA to evaluate long-term treatment with PLN-74809 at doses up to 320 mg in IPF patients;
•	Successful completion of enrollment of the INTEGRIS-IPF Phase 2a 12-week double-blind placebo-controlled clinical trial evaluating PLN-74809 in patients with IPF;
•	Successful completion of Phase 1 trial of PLN-1474 transfer of IND to Novartis for future development; and
•	Continued advancement of Muscular Dystrophy and Oncology programs toward IND.

Executive Compensation Philosophy
The Compensation Committee of the Board (the “Committee”), which is responsible for overseeing the Company’s executive compensation program, believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding achievement of short-term performance goals informed by the Company’s strategy. To align the Company’s executive compensation program with the Committee’s compensation philosophy, the Committee has adopted the following objectives and guiding principles:
Objectives	• Pay-for-performance • Align performance goals and executive compensation with stockholder interests • Provide competitive compensation to attract, retain and motivate executive officers
Guiding Principles
• Allocate a significant portion of total target compensation to incentive-based compensation opportunities
• Set incentive plan objectives that the Committee believes contribute to increased stockholder value
• Award a significant portion of total compensation opportunity in the form of variable compensation
• Utilize an annual competitive compensation study to guide decisions regarding total and individual compensation components and values

Based on this philosophy, our performance-driven compensation program consists of three principal pay elements as outlined in the table below:
Pay Elements
	Base Salary	Annual Cash Incentive Awards	Equity Awards
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash		Stock options
Type of Performance	Short-term emphasis		Long-term emphasis
Performance Period	N/A	1 year	4 year time-vesting
How Payout Determined	Committee determination	Based upon market data and established corporate objectives, as well as certain other qualitative factors considered by the Compensation Committee in its discretion	Based upon stock price appreciation between grant and exercise
2021 Performance Measures	Individual	Clinical, operational and financial performance goals	N/A

Key Compensation Policies and Practices
We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.
What We Do:
✔
Pay-for-performance. A significant portion of the Named Executive Officers’ compensation is delivered in the form of variable compensation that is connected to our performance or stock price through stock option grants. For 2021, variable compensation comprised approximately 85% of the targeted annual direct compensation for Dr. Coulie and, on average, 65% of the targeted annual direct compensation for the other Named Executive Officers.

✔
Linkage between quantitative performance measures and operating objectives. Performance measures for annual incentive compensation are linked to operating objectives informed by our business strategy and designed to create long-term stockholder value.

✔
“Double trigger” in the event of a change-in-control. For all of our Named Executive Officers, in the event of a change-in-control, equity awards will accelerate upon a “double trigger” – meaning that both a change in control and qualifying termination of employment must occur for automatic acceleration.

✔	Independent compensation consultant. The Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✔
Annual risk assessment. Based on our annual risk assessment, we have concluded that our compensation program does not present a risk that is reasonably likely to have a material adverse effect on the Company.

✔
Annual peer group review. The Committee, with the assistance of its independent compensation consultant, annually reviews the composition of the peer group used to evaluate and assess the Company’s executive compensation program and makes adjustments to the composition of the group as it deems appropriate.

✔
Clawback policy. In 2022, the Committee adopted a compensation clawback policy allowing the Company to recover incentive compensation paid to certain officers (including the Named Executive Officers) in the event of certain financial statement restatements.

What We Don’t Do:
✘	No change-in-control tax gross-ups.
✘	The Company does not maintain excessive severance benefits.
✘	The Company does not allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.

Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our Named Executive Officers are designed to reflect each executive officer’s scope of responsibility and accountability with us and are adjusted annually after reviewing market data and individual performance.
The table below sets forth the 2020 and 2021 base salary level for each of our Named Executive Officers:
Named Executive Officer	2020 Annual Base Salary	2021 Annual Base Salary
Bernard Coulie, M.D., Ph.D.	$540,000	$556,200
Keith Cummings, M.D., MBA	390,000	401,700
Hans Hull, J.D.	374,500	385,700
Éric Lefebvre, M.D.	442,700	456,000
Mike Ouimette, J.D.	360,000	362,700
Barbara Howes, MBA	312,000	321,500*
*	Represents annual base salary level in effect at the time of Ms. Howes’ departure.
Annual Cash Incentives
During 2021, we provided our senior leadership team with annual cash incentive compensation through our cash bonus plan. Cash incentives hold executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our cash bonus plan provides cash incentive award opportunities for the achievement of performance goals established by the Committee at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals recommended by the Committee and considered and approved by the Board, with such modifications as the Board determines to be appropriate. The Committee also retains discretion to adjust payouts for any factors it deems appropriate. For 2021, the target bonus opportunities for Dr. Coulie and our other Named Executive Officers under the cash bonus plan was 55% and 40%, respectively, an increase by 5% for each Named Executive Officer as compared to the target bonus opportunities established for 2020.
The Committee undertakes a rigorous review and analysis to establish performance goals under the cash bonus plan, with the performance goals linked to our operating strategy and key measures of the Company’s success in executing against its strategic operating plan. For 2021, the Committee established performance goals relating to clinical and program-related metrics (weighted 75%) and financial and operational metrics (weighted 25%, with the ability to earn an additional 10% of the bonus pool for the financial and operational metrics). Each goal category had a number of sub-goals, such as program, product and candidate advancement, with a total of twelve sub-goals having a target weighting ranging from 5% to 20%. The goals were designed to be challenging, but achievable with the coordinated, cross-functional focus and effort by the executive team. In determining 2021 performance, the Committee considered the Company’s achievement against the pre-established performance goals, clinical developments relating to certain of the Company’s products as well as the Company’s COVID-19 response, including its vaccination rates and successful return-to-work policy, and the impact of COVID-19 on the Company’s ability to attain goals, such as the difficulty in enrolling patients in clinical trials during the pandemic. Based on the Company’s performance, the Committee approved a 105% bonus pool funding with respect to the 2021 cash bonus plan, with the ability to differentiate payouts on an individual basis based on qualitative assessment of individual performance.

The table below sets forth the target bonus opportunities for each of the Named Executive Officers (each expressed as a percentage of base salary and in dollars), as well as the actual bonus payment amount:
Named Executive Officer	Target Bonus (%)	Target Bonus ($)	Actual Payment ($)
Bernard Coulie, M.D., Ph.D.	55%	$305,910	$321,206
Keith Cummings, M.D., MBA	40%	$160,680	$192,816
Hans Hull, J.D.	40%	$154,294	$185,153
Éric Lefebvre, M.D.	40%	$182,392	$246,230
Mike Ouimette, J.D.	40%	$145,077	$174,092
Barbara Howes, MBA	35%	$112,525	*
*	Ms. Howes did not receive an annual bonus with respect to 2021 due to her October 2021 departure.
Equity Incentive Program
To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, we have historically granted equity compensation in the form of stock options. The 2021 equity grants were determined based on individual performance, input of the Committee’s independent compensation consultant, and the Committee’s review of the public company market data described below, with the general goal of aligning equity compensation between the 50th and 75th percentiles of the market data. In addition, 2021 represented our first annual grant cycle as a public company. In 2021, the Committee awarded the following stock option grants to the Named Executive Officers, with the stock options generally vesting in 48 monthly installments subject to the recipient’s continued service through each vesting date:
Named Executive Officer	Stock Options (#)
Bernard Coulie, M.D., Ph.D.	250,000
Keith Cummings, M.D., MBA	74,250
Hans Hull, J.D.	62,250
Éric Lefebvre, M.D.	73,250
Mike Ouimette, J.D.	15,520*
Barbara Howes, MBA	42,500**
*	Mr. Ouimette’s award was prorated for his 2020 service which commenced on October 1, 2020.
**	Ms. Howes forfeited the unvested portion of the 2021 stock option grant upon her October 2021 separation from the Company.
Other Elements of Our 2021 Executive Compensation Program
Severance Arrangements
The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target, initial equity grants and, in some cases, severance entitlements. In addition, we maintain an Executive Severance Plan (the “Severance Plan”), in which our Named Executive Officers, and certain other executives, participate. The benefits provided in the Severance Plan replaced any severance for which our Named Executive Officers may be eligible under their existing offer letters or other agreements or arrangements, except to the extent such offer letters or other agreements, or arrangements provide for greater benefits. As noted above, Ms. Howes did not receive any severance upon her departure from the Company in October 2021.
The Severance Plan helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent as it was designed to be aligned with competitive market practices. The Severance Plan reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The Committee also believes the Severance Plan promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Severance Plan, including the treatment of awards upon qualifying termination events or a change-in-control.
Other Benefits
Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time employees, which includes participation in our qualified defined contribution plan. We do not provide perquisites, other than travel reimbursements and related tax reimbursements to Dr. Coulie.
Clawback Policy
The Company maintains a clawback policy, which applies to individuals designated by the Board as executive officers for purposes of Section 16 of the Exchange Act as well as other key employees designated by the Committee. Our policy generally provides that, in the event that (i) an incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws and (ii) a lower incentive compensation payment or award would have been made to such officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results, then we will recover the full or partial portion of cash or equity-based incentive compensation received by such officer during the three fiscal years preceding the date on which we were required to prepare the restatement. Our policy is separate from and in addition to requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to our Chief Executive Officer and Chief Financial Officer.
Policy on Trading, Pledging and Hedging of Company Stock
Our insider trading policy expressly prohibits our executive officers, directors and designated employees and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities.
How We Make Executive Compensation Decisions
Role of the Board, Compensation Committee and our Executive Officers
The Committee determines the compensation of our Chief Executive Officer and each of our other executive officers and reports its decisions to the Board. In setting the compensation of our Chief Executive Officer, the Committee assesses and takes into account the Chief Executive Officer’s individual performance. In setting the compensation of our other executive officers, the Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this proxy statement.
Guidance from Independent Compensation Consultant
Aon (fka Radford) is engaged at the sole discretion of the Committee to provide executive compensation consulting services. With respect to 2021, Aon provided services related to the review of 2021 compensation adjustments including a review of peer group compensation data, awards under our equity incentive program, the setting of performance goals in our annual incentive plan, an analysis of the relationship between the Company’s pay and performance relative to peers, trends and tax and regulatory developments with respect to executive compensation, our compensation peer group, our non-employee director compensation program, and assistance with this Compensation Discussion and Analysis. Aon is retained by and reports to the Committee and, at the request of the Committee, participates in Committee meetings. Aon did not provide any services to the Company with respect to 2021 other than those provided to the Committee. The Committee reviewed the independence of Aon under Nasdaq and SEC rules and concluded that the work of Aon has not raised any conflict of interest.

Comparison to Relevant Peer Group
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Committee reviews market data for peer group companies. The Committee believes that our executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital and selects companies based on the following peer selection criteria:
•	Industry: Pre-Commercial Biotechnology & Pharmaceuticals
•	Market Capitalization: $250 million to $3.0 billion
•	Number of employees
•	Companies located in biotech talent hubs
In selecting companies for our peer group, the Committee considers recommendations from Aon. The Committee approved the peer group of companies set forth below to evaluate 2021 executive compensation decisions. This was the same peer group that was used to evaluate 2020 compensation decisions except for (i) the removal of Aduro Biotech, Eloxx Pharmaceuticals, KalVista Pharmaceuticals, PhaseBio Pharmaceuticals, Solid Biosciences due to market capitalization considerations and (ii) the addition of Cortexyme, Kodiak Sciences, Odonate Therapeutics, Protagonist Therapeutics, and Replimune Group due to market capitalization and geographic considerations.
•	Abeona Therapeutics
•	Adverum Biotechnologies
•	Aeglea BioTherapeutics
•	AVROBIO
•	Calithera Biosciences
•	Chiasma
•	Corbus Pharmaceuticals
•	Cortexyme
•	Crinetics Pharmaceuticals
•	CytomX Therapeutics
•	Dicerna Pharmaceuticals
•	Eidos Therapeutics
•	Eiger BioPharmaceuticals
•	Kezar Life Sciences
•	Kodiak Sciences
•	Odonate Therapeutics
•	Principia Biopharma
•	Protagonist Therapeutics
•	Replimune Group
•	Rocket Pharmaceuticals
•	Scholar Rock
•	Unity Biotechnology
For 2021, the Committee considered market pay practices to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels.
Compensation Committee Report
Our compensation committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted by the Compensation Committee of the board of directors.
Suzanne Bruhn, Ph.D., Chairperson
John Curnutte, M.D., Ph.D.
Neil Exter, MBA
David Pyott, MA, MBA

2021 Summary Compensation Table
The following table shows for the fiscal year ended December 31, 2021 and, to the extent required by SEC disclosure rules, December 31, 2020 and 2019 compensation awarded to or paid to or earned by our Named Executive Officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard Coulie, M.D., Ph.D. President, Chief Executive Officer and Director	2021	556,200	—	4,301,775	321,206	11,600	5,190,781
	2020	499,037	—	1,496,556	351,000	45,229	2,391,822
	2019	428,108	2,000	1,673,280	219,193	49,905	2,372,486
Keith Cummings, M.D., MBA Chief Financial Officer(4)	2021	401,700	—	1,277,627	192,816	11,600	1,883,743
Hans Hull, J.D. Chief Business Officer	2021	385,735	—	1,071,142	185,153	11,600	1,653,630
	2020	372,491	—	279,025	176,951	11,400	839,867
	2019	355,137	75,000	268,560	136,369	11,200	846,266
Éric Lefebvre, M.D. Chief Medical Officer	2021	455,981	—	1,260,420	246,230	11,600	1,974,231
	2020	425,462	—	288,633	209,176	11,400	874,671
Mike Ouimette, J.D. General Counsel and Corporate Secretary(4)	2021	362,693	—	267,054	174,092	1,200	805,039
Barbara Howes, MBA Former Chief Human Resources Officer(4)	2021	254,521	—	731,302(5)	—	10,090	995,913
(1)
For 2021, the amounts reported represent the aggregate grant date fair value of the stock option awards granted to our Named Executive Officers during the fiscal year, calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the 2021 stock option awards reported in this column are set forth in note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our Named Executive Officers upon the exercise of the stock option awards or any sale of the underlying shares of common stock.

(2)
For 2021, represents cash amounts earned by our Named Executive Officers under our annual cash incentive program, based on the Company’s achievement of certain corporate performance goals and the Named executive Officers’ individual performance.

(3)
The amount reported for each Named Executive Officer represents the matching contributions made by the Company under its 401(k) plan during the year, and in the case of Dr. Coulie, for years 2020 and 2019, the amount reported also includes personal travel reimbursements paid by the Company pursuant to his employment agreement.

(4)	Neither Dr. Cummings, Mr. Ouimette, nor Ms. Howes was a Named Executive Officer prior to 2021.
(5)	Ms. Howes’ option awards were canceled upon her resignation from the Company.

Grants of Plan-Based Awards for Fiscal Year 2021
The following table shows for the fiscal year ended December 31, 2021 certain information regarding grants of plan-based awards to the Named Executive Officers:
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Target ($)	Maximum ($)
Bernard Coulie, M.D., Ph.D.
2021 Annual Cash Incentive	—	305,910	412,979	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	250,000	26.50	4,301,775
Keith Cummings, M.D., MBA
2021 Annual Cash Incentive	—	160,680	216,918	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	74,250	26.50	1,277,627
Hans Hull, J.D.
2021 Annual Cash Incentive	—	154,294	208,297	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	62,250	26.50	1,071,142
Éric Lefebvre, M.D.
2021 Annual Cash Incentive	—	182,392	246,230	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	73,250	26.50	1,260,420
Mike Ouimette, J.D.
2021 Annual Cash Incentive	—	145,077	195,854	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	15,520	26.50	267,054
Barbara Howes, MBA
2021 Annual Cash Incentive	—	112,525	151,909	—	—	—
2020 Stock Option and Incentive Plan	1/23/2021	—	—	42,500	26.50	731,302
(1)
The amounts shown for the 2021 Annual Cash Incentives reflect estimated payouts for the fiscal year ended December 31, 2021 under the Company’s annual cash incentive program based on achievement of performance goals established by the Compensation Committee at the beginning of the fiscal year. Please see “Compensation Discussion & Analysis - Compensation of Named Executive Officers – Annual Cash Incentives” for further information regarding the 2021 annual cash incentives. There are no set thresholds (or equivalent items) with respect to payouts under the 2021 annual cash incentives. Maximum amounts represent the maximum payout level for the 2021 annual cash incentives, assuming all of the performance goals are achieved. Ms. Howes forfeited her 2021 Annual Cash Incentive award upon her departure from the Company in October 2021.

(2)
The amounts shown represent stock options granted under the 2020 Stock Option and Incentive Plan (the “2020 Plan”) to each of the Company’s Named Executive Officers. The shares subject to these stock options vest in 1/48 installments on each monthly anniversary of January 1, 2021, subject to the Named Executive Officer’s continuous service on each such date. Please see “Compensation Discussion & Analysis - Compensation of Named Executive Officers – Equity Incentive Program” for further information regarding these awards. Ms. Howes forfeited the unvested portion of her option award upon her departure from the Company in October 2021.

(3)
Reflects the aggregate grant date fair value of the awards, computed in accordance with the FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the 2021 stock option awards reported in this column are set forth in note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock option awards and do not correspond to the actual economic value that may be received by our Named Executive Officers upon the exercise of the stock option awards or any sale of the underlying shares of common stock.

2021 Outstanding Equity Awards at Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
		Option Awards(1)				Stock Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(3)	Market Value of Shares or Units of Stock that have Not Vested ($)(4)
Bernard Coulie	3/1/2018	—	—	—	—	3,934	53,109
	1/24/2019	231,317	106,063	2.08	1/24/29	—	—
	3/31/20	164,476	212,247	6.22	3/31/30	—	—
	1/1/2021	57,291	192,709	26.50	1/23/31	—	—
Keith Cummings	12/31/2018	93,731	56,366	2.08	1/24/29	—	—
	3/31/2020	11,606	24,092	6.22	3/31/30	—	—
	1/1/2021	17,015	57,235	26.50	1/23/2031	—	—
Éric Lefebvre	5/1/2018	—	—	—	—	15,588	210,438
	1/24/2019	45,892	17,045	2.08	1/24/29	—	—
	3/31/2020	25,222	32,424	6.22	3/31/30	—	—
	1/1/2021	16,786	56,464	26.50	1/23/31	—	—
Hans Hull	3/1/2018	—	—	—	—	657	8,870
	1/24/2019	49,225	5,682	2.08	1/24/29	—	—
	3/31/2020	30,786	39,566	6.22	3/31/30	—	—
	1/1/2021	14,265	47,985	26.50	1/23/31	—	—
Mike Ouimette	10/1/2020	31,570	76,670	24.32	10/09/2030	—	—
	1/1/2021	3,556	11,964	26.50	1/23/2031	—	—
Barbara Howes	1/1/2021	7,968	—	26.50	1/15/2022(5)	—	—
(1)
Each equity award is subject to the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) or the 2020 Plan, as applicable, and certain acceleration of vesting provisions under the Executive Severance Plan (as well as the acceleration of vesting provisions described below).

(2)
1/48th of the shares vest and become exercisable on each monthly anniversary of the vesting commencement date while the Named Executive Officer is providing continuous service to the Company through each vesting date.

(3)
Twenty-five percent of the shares vest on the first anniversary of the vesting commencement date and the remaining 75% vest in 36 equal monthly installments thereafter, subject to the Named Executive Officer’s continuous service relationship with us through each applicable vesting date.

(4)	Based on the closing price of a share of our common stock on December 31, 2021, which was $13.50.
(5)	Ms. Howes had three months post-termination to exercise her vested options.
2021 Option Exercises And Stock Vested
The following table shows for the fiscal year ended December 31, 2021, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise ($)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Bernard Coulie	6,000	169,080	15,735	396,194
Keith Cummings	40,000	933,400	—	—
Éric Lefebvre	—	—	37,410	941,953
Hans Hull	4,500	121,410	2,622	66,020
Mike Ouimette	—	—	—	—
Barbara Howes	127,837	326,976	—	—

Employment, Severance and Change of Control Agreements
Executive Severance Plan
In 2020, our board of directors adopted an Executive Severance Plan (the “Severance Plan”), in which our named executive officers, and certain other executives, participate. The Severance Plan provides that upon a termination by us for any reason other than for “cause,” as defined in the Severance Plan, death or “disability,” as defined in the Severance Plan, outside of the change in control period (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer and nine months of base salary for the other named executive officers, (ii) an amount equal to the Named Executive Officer’s target annual bonus in effect immediately prior to the date of termination, pro-rated for the number of days employed during the year of termination, and (iii) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the named executive officer if he had remained employed by us for up to 12 months for our Chief Executive Officer and nine months for our other named executive officers. The payments under (i), (ii) and (iii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer and nine months for our other named executive officers.
The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for “good reason,” as defined in the Severance Plan, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Chief Executive Officer and 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our other named executive officers (II) a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the participant if the applicable named executive officer had remained employed by us for 18 months for our Chief Executive Officer and 12 months for our other named executive officers and (III) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target level specified in the terms of the applicable award agreement.
The payments and benefits provided under the Severance Plan may subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payment or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.
Ms. Howes resigned from the Company in October 2021. Under the terms of her departure, Ms. Howes did not receive any severance benefits in connection with her departure.
Equity Awards
Certain of the Company’s equity award agreements provide for accelerated vesting in the event of certain terminations of employment. Specifically, the restricted share awards reflected in the Stock Awards column of the 2021 Outstanding Equity Awards at Fiscal Year-End Table provide that, subject to the named executive officer’s continued service to the Company through a termination event: (i) acceleration of vesting of 25% of the shares subject to the award upon the named executive officer’s death and (ii) acceleration of vesting of 12.5% of the shares subject to the award upon a termination of employment by the Company. In the event of a Named

Executive Officer’s death as of December 31, 2021 and based on a closing stock price of $13.50 per share as of December 31, 2021, the value associated with such accelerated vesting would be: Dr. Coulie, $13,277; Mr. Lefebvre, $52,610; and Mr. Hull, $2,217 for death; and Dr. Coulie, $6,639; Mr. Lefebvre, $26,305; and Mr. Hull, $1,109 for termination without cause.
2021 Potential Payments Upon Change in Control and Termination Table
COC Qualifying Termination
The following table provides information on severance benefits that would have become payable under the Severance Plan if the continuing Named Executive Officers were subject to a COC Qualifying Termination on December 31, 2021.
	Voluntary Termination for Good Reason or Involuntary Termination Without Cause within 18 months After a Change of Control
Name and Principal Position	Salary and Bonus ($)(1)	Health Care Benefits ($)(2)	Equity Acceleration ($)(3)	Total ($)(4)
Bernard Coulie, M.D., Ph.D.	1,293,165	18,041	2,756,398	4,067,604
Keith Cummings, M.D., MBA	562,380	25,373	819,089	1,406,842
Hans Hull, J.D.	540,029	25,051	352,929	918,009
Éric Lefebvre, M.D.	638,373	25,455	430,701	1,094,529
Mike Ouimette, J.D.	507,769	23,425	—	531,194
(1)
Represents a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for the Chief Executive Officer and 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for the other named executive officers.

(2)
Represents a lump sum amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that would have been made to provide health insurance for the participant if they had remained employed by the Company for 18 months for the Chief Executive Officer and 12 months for the other named executive officers.

(3)
Represents the spread value of the outstanding unvested options with accelerated vesting benefits that were in the money on December 31, 2021, calculated based on the closing price of our common stock of $13.50 on December 31, 2021, the last trading day of fiscal 2021, over the exercise price of such unvested options subject to vesting acceleration.

(4)
The payments and benefits provided under the Severance Plan may subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payment or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant. The amounts reported in this table do not reflect the application of any reduction in payments or benefits.

Non-COC Qualifying Termination
The following table provides information on severance benefits that would have become payable under the existing Executive Severance Plan if the continuing Named Executive Officers were subject to a Non-COC Qualifying Termination on December 31, 2021.
	Voluntary Termination for Good Reason or Involuntary Termination Without Cause
Name and Principal Position	Salary and Bonus ($)(1)	Health Care Benefits ($)(2)	Total
Bernard Coulie, M.D., Ph.D.	862,110	12,028	874,138
Keith Cummings, M.D., MBA	461,955	19,029	480,984
Hans Hull, J.D.	443,595	18,789	462,384
Éric Lefebvre, M.D.	524,378	19,091	543,469
Mike Ouimette, J.D.	417,096	17,569	434,665
(1)
Represents (i) the lump sum cash severance benefit equal to 12 months of base salary for the Chief Executive Officer and nine months of base salary for the other named executive officers, and (2) the amount equal to the named executive officer’s target annual bonus in effect immediately prior to the date of termination.

(2)
Represents the amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that would have been made to provide health insurance for the named executive officer if he had remained employed for up to 12 months for the Chief Executive Officer and nine months for the other named executive officers.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2020 Stock Option and Incentive Plan, our 2015 Equity Incentive Plan and our 2020 Employee Stock Purchase Plan.
Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in The First Column)
Equity compensation plans approved by security holders(1)	3,620,180	$14.56	4,234,213
Equity compensation plans not approved by security holders	—	—	—
Total	3,620,180	$14.56	4,234,213
(1)	As of December 31, 2021, there were 4,234,213 shares available for grant under the 2020 Plan, no shares available for grant under the 2015 Plan, and 613,098 shares available for grant under the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections entitled “Management,” “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed the lesser of $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements
We have entered into new agreements to indemnify our directors, executive officers, and other officers as determined from time to time by our board of directors or our compensation committee. These agreements and our amended and restated bylaws, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in certain actions or proceeding, including any action, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law. We are also required by these agreements to indemnify these individuals for certain expenses (including attorney’s fees) in certain action or proceeding by or in our right.
Policies for Approval of Related Party Transactions
Our board of directors has adopted and approved a Related Person Transaction Policy. The policy sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is any transaction in which the we are a participant and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, director nominee, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members.
Under the policy, we will provide our audit committee with all material information regarding such related person transaction. Our audit committee will review the material facts of all related person transactions, taking into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. To facilitate identification of related person transactions, we will compile a list of all related persons and related person affiliates, and updated the list at least annually, based on questionnaires completed by our directors and officers. Each of our directors, officers and director nominees shall also be responsible for promptly notifying us of any change in the identity of relevant related party affiliates.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:
•	the size of the transaction and the amount payable to a related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties; and

•	any other information regarding the related person transaction or related person that would be material to investors in light of the circumstances of the transaction.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion. Some of the indemnification agreements described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

PRINCIPAL STOCKHOLDERS
The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 20, 2022 by:
•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of our capital stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our common stock if that person has a right to acquire ownership within 60 days by the exercise of options. A person is also deemed to be a beneficial owner of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.
Percentage of beneficial ownership in the table below is based on 36,169,468 shares of common stock deemed to be outstanding as of April 20, 2022. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 20, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each individual listed below is c/o Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, California 94080.
Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or Greater Stockholders:
Entities affiliated with Third Rock Ventures(1)	7,972,027	22.0%
FMR LLC(2)	5,405,849	14.9%
Redmile Group, LLC(3)	3,083,501	8.5%
CHI Advisors LLC(4)	2,569,479	7.1%
Novartis Institutes for BioMedical Research, Inc.(5)	2,153,526	6.0%

Named Executive Officers and Directors:
Bernard Coulie, M.D., Ph.D.(6)	1,118,857	3.1%
Keith Cummings, M.D., MBA(7)	242,922	*
Hans Hull, J.D.(8)	279,392	*
Barbara Howes, MBA(9)	71,834	*
Éric Lefebvre, M.D.(10)	265,637	*
Mike Ouimette, J.D.(11)	59,658	*
Hoyoung Huh, M.D., Ph.D.(12)	9,964	*
Suzanne Bruhn, Ph.D.(13)	59,190	*
Gayle Crowell(14)	25,700	*
John Curnutte, M.D., Ph.D.(15)	54,154	*
Neil Exter, MBA(16)	27,679	*
Charles Homcy, M.D.(17)	110,948	*
David Pyott, MA, MBA(18)	21,774	*
Smital Shah(19)	39,999	*
All executive officers and directors as a group (14 persons)	2,387,468	6.6%
*	Represents beneficial ownership of less than one percent.

(1)
Consists of (a) 5,839,160 shares of common stock held by Third Rock Ventures III, L.P. (“TRV III”) and (b) 2,132,867 shares of common stock held by Third Rock Ventures IV, L.P. (“TRV IV”). The sole general partner of TRV III is Third Rock Ventures GP III, L.P. (“TRV GP III”). The sole general partner of TRV GP III is TRV GP III, LLC (“TRV GP III LLC”). Mark Levin, Kevin Starr and Robert Tepper, M.D. are the managing members of TRV GP III LLC who collectively make voting and investment decisions with respect to shares held by TRV III. The sole general partner of TRV IV is Third Rock Ventures GP IV, L.P. (“TRV GP IV”). The sole general partner of TRV GP IV is TRV GP IV, LLC (“TRV GP IV LLC”). Four individuals comprise the managing members of TRV GP IV LLC who collectively make voting and investment decisions with respect to shares held by TRV IV. The address for TRV III and TRV IV is 29 Newbury Street, Suite 401, Boston, Massachusetts 02116.

(2)
Based solely on the Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC and Abigail P. Johnson. FMR LLC reported sole voting power over 799,332 shares of common stock, and FMR LLC and Ms. Johnson each reported sole dispositive power over 5,405,849 shares of common stock. FIAM LLC, Fidelity Institutional Asset Management Trust Company, and Fidelity Management & Research Company LLC (“FMR Co. LLC”) beneficially own shares reported in this filing. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of the entities and individuals listed above is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on the Schedule 13G/A filed with the SEC on February 14, 2022 by Redmile Group, LLC, Redmile Biopharma Investments II, L.P. and Jeremy C. Green. Redmile Biopharma Investments II, L.P. reported shared voting and dispositive power with respect to 1,910,657 shares of common stock. Redmile Group, LLC and Jeremy C. Green, reported shared voting and dispositive power with respect to 3,083,501 shares of common stock. The shares of common stock are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address for Redmile Biopharma Investments II, L.P., Redmile Group LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(4)
Based solely on the Schedule 13G/A filed with the SEC on February 11, 2022 by CHI Advisors LLC, which reported sole voting power for 2,569,479 shares of common stock. The address for CHI Advisors LLC is 599 Lexington Avenue, 19th Floor, New York, New York 10022.

(5)
Based solely on the Schedule 13G filed with the SEC on June 15, 2020 by Novartis Institutes for BioMedical Research, Inc. (“Novartis”) and Novartis AG. Consists of 2,153,526 shares of common stock held by Novartis. Novartis is an indirect wholly-owned subsidiary of Novartis AG. The address for Novartis is 250 Massachusetts Avenue, Cambridge, Massachusetts 02139. The address of the principal business office of Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.

(6)
Consists of (a) 449,317 shares of common stock held by Coulie/Leyman Family Trust, (b) 508,590 shares of common stock held by Dr. Coulie and (c) 610,267 shares of common stock underlying options held by Dr. Coulie exercisable within 60 days of April 20, 2022.

(7)	Consists of (a) 70,428 shares of common stock held by Dr. Cummings and (b) 172,494 shares of common stock underlying options held by Dr. Cummings exercisable within 60 days of April 20, 2022.
(8)
Consists of (a) 31,791 shares of common stock held by The Sloger Hull Family Trust, of which Mr. Hull and his spouse are the trustees, (b) 156,072 shares of common stock held by Mr. Hull and (c) 123,320 shares of common stock underlying options held by Mr. Hull exercisable within 60 days of April 20, 2022.

(9)	Ms. Howes resigned from the Company in October 2021. Beneficial ownership is reported as known by the Company on the date of her departure.
(10)
Consists of (a) 141,436 shares of common stock held by Dr. Lefebvre, of which 3,118 shares are subject to repurchase by us at the original purchase price and (b) 124,201 shares of common stock underlying options held by Dr. Lefebvre exercisable within 60 days of April 20, 2022.

(11)	Consists of 59,658 shares of common stock underlying options held by Mr. Ouimette exercisable within 60 days of April 20, 2022.
(12)	Consists of 9,964 shares of common stock underlying options held by Dr. Huh exercisable within 60 days of April 20, 2022.
(13)	Consists of (a) 35,081 shares of common stock held by Dr. Bruhn and (b) 24,109 shares of common stock underlying options held by Dr. Bruhn exercisable within 60 days of April 20, 2022.
(14)	Consists of 25,700 shares of common stock underlying options held by Ms. Crowell exercisable within 60 days of April 20, 2022.
(15)	Consists of (a) 29,278 shares of common stock held by Dr. Curnutte and (b) 24,876 shares of common stock underlying options held by Dr. Curnutte exercisable within 60 days of April 20, 2022.
(16)
Consists of 27,679 shares of common stock underlying options held by Mr. Exter, exercisable within 60 days of April 20, 2022. Mr. Exter is a partner of Third Rock Ventures. Mr. Exter does not have voting or investment power over any of the shares directly held by TRV III and TRV IV referenced in footnote (1) above.

(17)
Consists of (a) 73,378 shares of common stock held by Dr. Homcy and (b) 37,570 shares of common stock underlying options held by Dr. Homcy exercisable within 60 days of April 20, 2022. Dr. Homcy was a partner of Third Rock Ventures until October 2019 and now serves in an advisory capacity. Dr. Homcy does not have voting or investment power over any of the shares directly held by TRV III and TRV IV referenced in footnote (1) above.

(18)	Consists of 21,774 shares of common stock underlying options held by Mr. Pyott exercisable within 60 days of April 20, 2022.
(19)	Consists of 39,999 shares of common stock underlying options held by Ms. Shah exercisable within 60 days of April 20, 2022.

DELINQUENT SECTION 16(a) REPORTS
Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. To our knowledge, based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers that no other reports were required to be filed during fiscal year 2021, we believe that for fiscal year 2021, all required reports were filed on a timely basis.

PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS PLIANT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2022
Pliant’s stockholders are being asked to ratify the appointment by the Audit Committee of the board of directors of Deloitte & Touche LLP as Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as Pliant’s independent registered public accounting firm since 2018.
The Audit Committee is solely responsible for selecting Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Deloitte & Touche LLP as Pliant’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Pliant and its stockholders.
A representative of Deloitte & Touche LLP is expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Deloitte & Touche LLP during the years ended December 31, 2021 and December 31, 2020.
	2021	2020
Audit fees(1)	$1,321,271	$1,110,931
Audit-related fees	—	—
Tax fees(2)	31,500	—
All other fees(3)	1,895	1,895
Total fees	$1,354,666	$1,112,826
(1)
Audit fees consist of fees for professional services provided by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim consolidated financial statements and consultations on accounting matters directly related to the audit, and comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)	Tax fees consist of fees for performing a Section 382 study.
(3)	All other fees consist of fees paid for a subscription to Deloitte & Touche LLP’s accounting research tool.
Audit Committee Pre-approval Policy and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2021 and 2020 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.
The board of directors recommends voting “FOR” Proposal No. 4 to ratify the appointment of Deloitte & Touche LLP as Pliant’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. In addition, the Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”) the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021.
Respectfully submitted by the members of the Audit Committee of the board of directors:
Smital Shah (chairperson)
Gayle Crowell
David Pyott, MBA
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary, telephone: (650) 481-6770. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2022. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 16, 2023 and no later than March 18, 2023. Stockholder proposals and the required notice should be addressed to Pliant Therapeutics, Inc., 260 Littlefield Avenue, South San Francisco, CA 94080, Attention: Corporate Secretary. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLRX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85952-P72461

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLIANT THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the election of the Class II director nominees in Proposal No. 1, FOR Proposal Nos. 2 and 4 and "1 Year" on Proposal No. 3.

	For	Withhold
1a. John Curnutte, M.D., Ph.D.	▢	▢
1b. Smital Shah	▢	▢

	1 Year	2 Years	3 Years	Abstain
3. To elect, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving named executive officer compensation.	▢	▢	▢	▢

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D85953-P72461

PLIANT THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 16, 2022 8:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of PLIANT THERAPEUTICS, INC. hereby appoint(s) Mike Ouimette, Bernard Coulie, M.D., Ph.D. and Keith Cummings, M.D., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PLIANT THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on June 16, 2022, virtually at www.virtualshareholdermeeting.com/PLRX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side